Exhibit 10.30

RELIANT RESOURCES, INC.

SUCCESSOR DEFERRAL PLAN

(As Established Effective January 1, 2002)

RECITALS AND PURPOSES OF THE PLAN

Reliant Resources Inc. (“RRI” or the “Company”), a Delaware corporation, and Reliant Energy, Incorporated (“REI”), a Texas corporation (formerly known as Houston Industries Incorporated) entered into an Employee Matters Agreement as of December 31, 2000.

REI established the REI Deferred Compensation Plan effective September 1, 1985 (“1985 Plan”) and the REI Deferred Compensation Plan as amended and restated effective January 1, 1989 (“1989 Plan”), herein referred to collectively as the “REI DC Plan.”

Section 5.02 (a) of such Employee Matters Agreement contains provisions with respect to the establishment by RRI of a RRI Deferred Compensation Plan, and in connection with the establishment thereof, Participants in the REI DC Plan were given an opportunity to make a written election that their benefits in the REI DC Plan be transferred to a newly established plan of RRI with the same terms and conditions of the REI DC Plan, and continue accruing interest pursuant to the Interest Crediting Rate provisions of the REI DC Plan, including having their account balance paid at the Prior Plan Rate, as evidenced by such written election (a “Prior Plan Election”);

NOW, THEREFORE, pursuant to authorization of the Board of Directors of the Company, and subject to the performance by REI of its obligations stated in Paragraph 14 hereof, RRI hereby establishes this Plan effective January 1, 2002 (the “Effective Date”), to read as follows:

1. Name. The name of this Plan is the “Reliant Resources, Inc. Successor Deferral Plan.”

2. Incorporation by Reference. The REI Deferred Compensation Plan, as described in Section 5.02 of the Employee Matters Agreement, subject to the provisions hereof, is incorporated herein by reference as though fully stated herein.

3. Participants. Participants in the Plan shall be limited to and consist of those Participants in the REI Deferred Compensation Plan who made a Prior Plan Election received by the Company.

4 Change of Distribution Election. Effective January 14, 2003, notwithstanding any other provision of this Plan, before any distribution commences (excluding an Early Withdrawal under Section 5 below) pursuant to a distribution election previously made by a Participant, the Participant may change, in accordance with procedures established by the Benefits Committee, the Participant’s previous distribution elections and make a new, irrevocable distribution election that shall take the place of such previous distribution election, provided, however, that such revised election shall not become effective until twelve (12) months after the date such revised election, executed by the Participant, has been physically received by the Benefits Committee. If such revised election does not become effective, the distribution election in effect and made prior to the revised election shall control.

5. Early Withdrawal with Penalty. Effective January 14, 2003, notwithstanding any other provision of this Plan, or any applicable distribution election to the contrary, a Participant may elect, in accordance with procedures established by the Committee, to receive a lump-sum distribution payment equal to the entire balance of the Participant’s total credits under the 1985 Plan and/or one or more individual plan year deferral accounts under the 1989 Plan at any time prior to the date(s) otherwise designated for the distribution thereof. Such payment shall be made as soon as practicable following the date the Benefits Committee receives the Participant’s written request of such early withdrawal. The Benefits Committee shall impose a penalty for such early distribution payment, in an amount equal to 10% of such distribution, and such penalty shall be deducted from the distribution and forfeited by the Participant.

6. Termination of Employment in Connection with Change of Control. Notwithstanding any other provision of this Plan, if a Participant’s employment is terminated in connection with a Change of Control, a distribution under this Plan shall be made as if the Participant had retired and terminated employment at his Normal Retirement Date. Whether a Participant’s employment was terminated in connection with a Change of Control shall be determined by the Committee in its sole discretion.

7. Contractual Obligation of Company. The benefits described in this Plan are contractual obligations of the Company to pay compensation for services, and shall constitute a liability to the Participants and/or their beneficiaries in accordance with the terms hereof. The payment of such benefits shall be made from the general funds of the Company. No special or separate fund shall be established and no segregation of assets shall be made to assure the payment of such benefits. No Participant shall have any interest in any particular asset of the Company by virtue of his rights under this Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

8. Administration. The Plan shall be administered, construed and interpreted by the Benefits Committee of the Company. The determinations by the Benefits Committee of the Employees who are eligible to be Participants in the Plan, the amounts of their benefits under the Plan and the construction and interpretation by the Benefits Committee of any provision of the Plan, shall be final, conclusive and binding upon all parties including the Company, its shareholders and its employees. No member of the Benefits Committee shall be liable for any act done or determination made in good faith. All expenses of administering the Plan shall be borne by the Company.

9. Amendment or Termination of the Plan. The Board of Directors may terminate this Plan at any time. The Board of Directors may amend or modify this Plan from time to time in any respect. No such termination or amendment by the Board of Directors shall divest a Participant of any benefit which had previously accrued to him or which had previously become payable to him under this Plan unless the Participant agrees in writing to such divestment.

10. Non-Alienation of Benefits. Except by mutual agreement between the Company and the Participant, any benefit which shall be payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt at such shall be void, and any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements, or torts of the person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

11. No Employment Rights. The receipt of benefits under this Plan shall not give a Participant any right to continued employment by the Company and its Subsidiaries; the right to terminate employment of any Participant for any reason, with or without cause, is specifically reserved by the Company.

12. Definitions. For purposes of this Plan, the following definitions shall be applicable:

a. “Benefits Committee” shall mean the committee designated as such from time to time by the Board of Directors.

b. “Board of Directors” shall mean the Board of Directors of Reliant Resources, Inc.

c. “Change of Control” shall have the same meaning as stated in the Long-Term Incentive Plan of Reliant Resources, Inc., which definition is incorporated herein by reference.

d. “Company” shall mean Reliant Resources, Inc. and any successor thereto.

e. “Interest Crediting Rate” means, for a given Plan Year, a rate of interest equivalent to the average Prior Plan Rate for such year.

f. “Participant” shall mean any Employee who is eligible to participate in the Plan under the provisions of Paragraph 3.

g. “Prior Plan Rate” means the rate of interest specified in the 1985 Plan or 1989 Plan or in individual agreements under such plans.

13. Effective Date. The effective date of this Plan shall be January 1, 2002 except as otherwise indicated herein.

14. Applicable Law. To the extent not preempted by federal law, the Plan administered hereunder shall be construed, administered, and governed in all respects under the laws of the State of Texas, notwithstanding any conflict of laws principles.

15. The Company as Successor Employer. Effective January 1, 2002, the liabilities for benefits accrued under this Plan and payable by the Company pursuant to the provisions of Paragraph 6 hereof, and equivalent cash assets with respect thereto will be transferred from the REI DC Plan and REI to this Plan and the Company. Accordingly, from and after January 1, 2002, REI shall have no further obligation with respect to such benefits, if any, accrued under the REI DC Plan on behalf of Participants in this Plan and such Participants shall look solely to this Plan established by the Company for the payment of such benefits.

IN WITNESS WHEREOF, Reliant Resources, Inc. has caused these presents to be executed by its duly authorized officers in a number of copies, each of which shall be deemed an original, but all of which shall constitute the same instrument, this 16th day of June, 2003, but effective as of January 1, 2002.

RELIANT RESOURCES, INC.

By:	/s/ PHILIP J. BAZELIDES
Philip J. Bazelides
Senior Vice President – Human Resources

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